Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) is entered into as of June 15, 2015 by and among ALERIS INTERNATIONAL, INC., a Delaware corporation (the “Company”), ALERIS ROLLED PRODUCTS, INC., a Delaware Corporation, ALERIS ROLLED PRODUCTS, LLC, a Delaware limited liability company, ALERIS ROLLED PRODUCTS SALES CORPORATION, a Delaware corporation, IMCO RECYCLING OF OHIO, LLC, a Delaware limited liability company, ALERIS OHIO MANAGEMENT, INC., a Delaware corporation, NICHOLS ALUMINUM, LLC, a Delaware limited liability company (collectively the “Domestic Borrowers”), and any additional entities which become parties to this Security Agreement by executing a Security Agreement Supplement hereto in substantially the form of Annex I hereto (such additional entities, together with the Domestic Borrowers, each a “Grantor”, and collectively, the “Grantors”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below.

PRELIMINARY STATEMENT

The Domestic Borrowers, ALERIS ALUMINUM DUFFEL BVBA, ALERIS ROLLED PRODUCTS GERMANY GMBH, ALERIS CASTHOUSE GERMANY GMBH, ALERIS SWITZERLAND GMBH (collectively, the “Borrowers”), the Administrative Agent, J.P. MORGAN EUROPE LIMITED, as European Agent, and the Lenders are entering into a Credit Agreement dated as of June 15, 2015 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each Grantor is entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrowers under the Credit Agreement and to secure the Secured Obligations that it has agreed to guarantee pursuant to Article X of the Credit Agreement.

ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

Section 1.2 Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

Section 1.3 Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC and in any event shall include but shall not be limited to any and all rights to payment for the sale or lease of goods, or rendition of services, whether or not they have been earned by performance, and any and all Supporting Obligations in respect thereof.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Closing Date” means the date of the Credit Agreement.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Deposit Account” shall have the meaning set forth in Section 7.1(a).

“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other informational document delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.

“Collection Account” shall have the meaning set forth in Section 7.1(b).

“Commercial Tort Claims” shall have the meaning set forth in Article 9 of the UCC.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a banking institution holding such Grantor’s funds, and the Administrative Agent with respect to control of all deposits and balances held in a deposit account maintained by such Grantor with such banking institution.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Event of Default” means an event described in Section 5.1.

“Excluded Accounts” means any zero balance disbursement accounts, any accounts solely holding withheld taxes or sales tax proceeds, any holding accounts in respect of employee benefit plans, payroll accounts, other similar accounts and in any event any accounts that consist exclusively of amounts other than collections or payments in respect of Collateral.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Lenders” means the lenders party to the Credit Agreement and their successors and assigns.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Lock Boxes” shall have the meaning set forth in Section 7.1(a).

“Lock Box Agreements” shall have the meaning set forth in Section 7.1(a).

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Receivables” means the Accounts and other Collateral relating thereto that constitute rights or claims to receive money.

“Required Secured Parties” means (a) prior to an acceleration of the Obligations under the Credit Agreement, the Required Lenders, (b) after an acceleration of the Obligations under the Credit Agreement but prior to the date upon which the Credit Agreement has terminated by its terms and all of the obligations thereunder have been paid in full, Lenders holding in the aggregate at least 50.1% of the total of the Aggregate Credit Exposure, and (c) after the Credit Agreement has terminated by its terms and all of the Obligations thereunder have been paid in full (whether or not the Obligations under the Credit Agreement were ever accelerated), the Secured Parties holding in the aggregate at least 50.1% of the aggregate net early termination payments and all other amounts then due and unpaid from any Grantor to the Secured Parties in respect of the Secured Obligations, as determined by the Administrative Agent in its reasonable discretion.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Security Agreement Supplement” shall mean any Security Agreement Supplement to this Security Agreement in substantially the form of Annex I hereto executed by an entity that becomes a Grantor under this Security Agreement after the date hereof.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any other Secured Party’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i) all Accounts;

(ii) all Inventory;

(iii) all Chattel Paper, Documents, Instruments, Investment Property and General Intangibles evidencing, substituted for, relating to, or for any Collateral described in the preceding clauses (i) and (ii);

(iv) all letters of credit, Letter-of-Credit Rights and Supporting Obligations for, or relating to, any Collateral described in the preceding clauses (i), (ii) and (iii);

(v) all Deposit Accounts with any bank or other financial institution into which any proceeds of any other Collateral are deposited;

(vi) all cash or cash equivalents maintained in Deposit Accounts described in the preceding clause (v);

(vii) all Commercial Tort Claims for, or relating to, any other Collateral; and

(viii) all accessions to, substitutions for and replacements, proceeds, insurance proceeds and products of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations.

Notwithstanding the foregoing, the Collateral shall exclude (i) motor vehicles or other movable goods the perfection of which would require notation upon or delivery of a certificate of title or similar documentation or registration, (ii) Commercial Tort Claims other than those described in clause (vii) above, (iii) intellectual property (but only to the extent not affixed to, embedded in or used in connection with the manufacture or distribution of Inventory or the administration of Accounts and Inventory), (iv) any rights or interests in any contract, lease, permit, license, charter or license agreement, covering real or personal property, as such, if under the terms of such agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to the Administrative Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract or lease has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived, provided that the foregoing exclusion shall not apply if any such prohibition is ineffective or unenforceable under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or other applicable law or so as to limit, impair or otherwise affect the Administrative Agent’s unconditional continuing security interests in and liens upon any rights or interests of the Grantors in or to monies due or to become due under any such contract or lease (including any accounts), (v) those assets as to which the Administrative Agent and the Company agree, on or prior to the Closing Date and from time to time thereafter, that the costs of obtaining such a security interest or perfection thereof are excessive in relation to the value of the Lenders of the security afforded thereby or the increase of the Borrowing Base resulting therefrom, (vi) all Excluded Accounts and all assets held in or credited to any Excluded Account, (vii) investment property (including stock of Subsidiaries) not evidencing, or substituted for Collateral, (viii) Equipment (including all machinery or manufacturing Equipment), (ix) real property, (x) insurance (other than insurance constituting proceeds of Collateral), (xi) assets of such Grantor located outside of the United States to the extent a Lien on such assets cannot be created and perfected under United States federal or state law, (xii) any accounts upon the granting of a lien thereon to secure Indebtedness permitted under Section 6.01(w) of the Credit Agreement, and (xiii) proceeds of any of the foregoing except to the extent that any such proceeds is included in items (i) through (vii) of the definition of Collateral (the assets referred to in the following clauses (i) through (xiii), collectively, the “Excluded Assets”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement represents and warrants (after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such Grantor as attached to such Security Agreement Supplement), to the Administrative Agent and the Lenders that:

Section 3.1 Title, Authorization, Validity, Enforceability, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has the corporate or other organizational power and authority to grant to the Administrative Agent the security interest in the Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement has been duly authorized by proper corporate, limited liability company, or partnership, as applicable, proceedings of such Grantor, and this Security Agreement constitutes a legal valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit F, the Administrative Agent will have a fully perfected first priority security interest in that Collateral of such Grantor in which a security interest may be perfected by filing financing statements, subject only to Liens permitted under Section 4.1(e).

Section 3.2 Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number, if any, issued to it by its state of organization and its federal employer identification number, if any, are set forth on Exhibit A.

Section 3.3 Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit A.

Section 3.4 Collateral Locations. All of such Grantor’s locations where Collateral in excess of $2,000,000 in value is located are listed on Exhibit A. All of said locations are owned by the Company or such Grantor except for locations (i) which are leased by the Company or such Grantor as lessee and designated in Part VII(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.

Section 3.5 Deposit Accounts. All of such Grantor’s Deposit Accounts are listed on Exhibit B.

Section 3.6 Exact Names. Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, except as set forth on Exhibit A.

Section 3.7 Letter-of-Credit Rights and Chattel Paper. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper constituting Collateral of such Grantor. All action by such Grantor necessary or desirable to protect and perfect the Administrative Agent’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. Upon the taking of such actions, the Administrative Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e).

Section 3.8 Accounts and Chattel Paper.

(a) The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

(b) With respect to its Accounts, except as specifically disclosed on the most recent Collateral Report or arising out of facts or circumstances occurring after the date of the most recent Collateral Report, (i) all Accounts are Eligible Accounts; (ii) all Accounts represent bona fide sales of

Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (iii) there are no setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business and consistent with reasonable business judgment; (iv) to such Grantor’s knowledge, there are no facts, events or occurrences which impair the validity or enforceability thereof in any material respect or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements and Collateral Reports with respect thereto in any material respect; (v) such Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any materially adverse change in such Account Debtor’s financial condition; and (vi) such Grantor has no knowledge that any Account Debtor has become insolvent or is generally unable to pay its debts as they become due.

(c) In addition, with respect to all of its Accounts, (i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually owing to such Grantor as indicated thereon and are not in any way contingent; (ii) no payments have been or shall be made thereon except payments immediately delivered to a Lock Box or a Collateral Deposit Account as required pursuant to Section 7.1; and (iii) to such Grantor’s knowledge, all Account Debtors have the capacity to contract.

Section 3.9 Inventory. With respect to any of its Inventory scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Inventory in transit or being processed by a third party) is located at one of such Grantor’s locations set forth on Exhibit A, (b) no Inventory (other than Inventory in transit or being processed by a third party) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for Liens permitted under Section 4.1(e), (d) except as specifically disclosed in the most recent Collateral Report, such Inventory is Eligible Inventory, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory has been produced in compliance in all material respects with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (g) the completion of manufacture, sale or other disposition of such Inventory by the Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.

Section 3.10 Filing Requirements. None of the Collateral owned by it is of a type for which security interests or liens may only be perfected by filing under any federal statute.

Section 3.11 No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated (by a filing authorized by the secured party in respect thereof) naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (a) naming the Administrative Agent on behalf of the Secured Parties as the secured party and (b) in respect to Liens permitted under Section 4.1(e).

ARTICLE IV

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each Grantor party hereto as of the date hereof agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each such additional Grantor agrees that:

Section 4.1 General.

(a) Collateral Records. Such Grantor will maintain complete and accurate books and records with respect to the Collateral owned by it.

(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Administrative Agent in order to maintain a first perfected security interest in and, if applicable in order to maintain such a security interest, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral by any description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Administrative Agent promptly upon request. Such Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c) Further Assurances. Such Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent reasonably requests, statements and schedules further identifying and describing the Collateral owned by it, all in such detail as the Administrative Agent may reasonably specify. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in its Collateral and the priority thereof against any Lien not permitted under Section 4.1(e).

(d) Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions permitted pursuant to Section 6.05 of the Credit Agreement.

(e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement, (ii) other Permitted Encumbrances, and (iii) Liens permitted pursuant to Section 6.02 of the Credit Agreement.

(f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party, (ii) in respect to other Permitted Encumbrances, and (iii) Liens permitted pursuant to Section 6.02 of the Credit Agreement. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed by the Administrative Agent without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g) Locations. Such Grantor will not (i) maintain any Collateral owned by it in excess of $2,000,000 in value at any location other than those locations listed on Exhibit A, (ii) otherwise change, or add to, such locations unless such Grantor promptly notifies the Administrative Agent and is in compliance with Section 4.13, or (iii) change its principal place of business or chief executive office from the location identified on Exhibit A, other than as permitted by the Credit Agreement.

(h) Compliance with Terms. Such Grantor will perform and comply in all material respects with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral.

Section 4.2 Receivables.

(a) Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its reasonable commercial judgment and in the ordinary course of business.

(b) Collection of Receivables. Except as otherwise provided in this Security Agreement, such Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it, in accordance with reasonable business practices.

(c) Delivery of Invoices. Such Grantor will deliver to the Administrative Agent promptly upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Administrative Agent shall specify.

(d) Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Receivable owned by such Grantor exists or (ii) if, to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Receivable, such Grantor shall promptly report each such event or circumstance on the Borrowing Base Certificates submitted by it in the manner required with respect to such Borrowing Base Certificate.

(e) Electronic Chattel Paper. Such Grantor shall take all steps necessary to grant the Administrative Agent Control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 4.3 Inventory.

(a) Maintenance of Goods. Such Grantor will do all things necessary to maintain, preserve, protect and keep its Inventory in working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business.

(b) Returned Inventory. If an Account Debtor returns any Inventory to such Grantor when no Event of Default exists, then such Grantor shall promptly determine the reason for such return and shall promptly report each such event or circumstance on the Borrowing Base Certificates submitted by it in the manner required with respect to such Borrowing Base Certificate. In the event any Account Debtor returns Inventory to such Grantor when an Event of Default exists, such Grantor, upon the request of the Administrative Agent, shall: (i) hold the returned Inventory in trust for the Administrative Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Administrative Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Administrative Agent’s prior written consent. All returned Inventory shall be subject to the Administrative Agent’s Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory.

(c) Inventory Count; Perpetual Inventory System. Such Grantor will conduct a physical count of its Inventory at least once per fiscal year, and after and during the continuation of an Event of Default, at such other times as the Administrative Agent requests. Such Grantor, at its own expense, shall deliver to the Administrative Agent the results of each physical verification, which such Grantor has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory. Such Grantor will maintain a perpetual inventory reporting system at all times.

(d) Equipment. Such Grantor shall (i) maintain any Equipment necessary for the conduct of its business in good working order, ordinary wear and tear excepted and (ii) promptly inform the Administrative Agent of any additions to or deletions from its Equipment which individually or in the aggregate exceed $25,000,000.

Section 4.4 Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) deliver to the Administrative Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, certificated Securities and Instruments constituting Collateral owned by it (if any then exist), (b) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any such Chattel Paper, certificated Securities and Instruments constituting Collateral, (c) promptly upon the Administrative Agent’s reasonable request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral and (d) promptly upon the Administrative Agent’s reasonable request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit G hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

Section 4.5 [Reserved].

Section 4.6 [Reserved].

Section 4.7 Intellectual Property. Such Grantor will use its best efforts to secure all material consents and approvals necessary or appropriate for the assignment to or benefit of the Administrative Agent of any License held by such Grantor and to enforce the security interests granted hereunder.

Section 4.8 Commercial Tort Claims. Such Grantor shall promptly notify the Administrative Agent of any Commercial Tort Claim in excess of $5,000,000 in value constituting Collateral acquired by it and, unless the Administrative Agent otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit G hereto, granting to Administrative Agent a first priority security interest in such commercial tort claim.

Section 4.9 Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit constituting Collateral in excess of $5,000,000 in face amount, it shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify the Administrative Agent thereof and (i) undertake commercially reasonable efforts to cause the issuer and/or confirmation bank to consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (ii) cause the issuer and/or confirmation bank to agree to direct all payments thereunder to a Deposit Account at the Administrative Agent or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with Section 2.18 of the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.

Section 4.10 Federal, State or Municipal Claims. Such Grantor will promptly notify the Administrative Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

Section 4.11 No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

Section 4.12 Insurance.

(a) In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, such Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall be in an amount equal to the lesser of the total Commitment or the total replacement cost value of the improvements.

(b) Grantors’ insurance policies with respect to Inventory constituting Collateral shall name the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) as an additional insured or as lender loss payee, as applicable, and shall contain lender loss payable clauses, through endorsements in form and substance reasonably satisfactory to the Administrative Agent.

(c) All premiums on any such insurance shall be paid when due by such Grantor, and upon the request of Administrative Agent, copies of the policies shall be delivered to the Administrative Agent. If such Grantor fails to obtain any insurance as required by Section 5.10 of the Credit Agreement reasonably promptly after notice of such failure, the Administrative Agent may obtain such insurance at the Borrower’s expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor.

Section 4.13 Collateral Access Agreements. Such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral in excess of $2,000,000 in value is stored or located. With respect to such locations or warehouse space leased as of the Closing Date and thereafter, if the Administrative Agent has not received a Collateral Access Agreement as of the Closing Date (or, if later, as of the date such location is acquired or leased), the Borrower’s Eligible Inventory at that location shall be subject to such Reserves as may be established by the Administrative Agent. After the Closing Date, either (x) no real property or warehouse space shall be leased by such Grantor and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date, unless and until a satisfactory Collateral Access Agreement shall first have been obtained with respect to such location, or (y) if a satisfactory Collateral Access Agreement has not been obtained, the Borrower’s Eligible Inventory at that location shall be subject to the establishment of Reserves acceptable to the Administrative Agent. Such Grantor shall timely and fully pay and perform in all material respects its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.

Section 4.14 Deposit Account Control Agreements. Such Grantor will provide to the Administrative Agent promptly upon the Administrative Agent’s request, a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account constituting Collateral of such Grantor as set forth in this Security Agreement.

Section 4.15 Change of Name or Location; Change of Fiscal Year. Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in this Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received at least ten (10) Business Days prior written notice of such change and the Administrative Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Secured Parties, in any Collateral), provided that, any new location shall be in the continental U.S. Such Grantor shall not change its fiscal year which currently ends on December 31.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

Section 5.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a) Any Grantor shall fail to observe or perform any of the terms or provisions of Article IV or Article VII.

(b) The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement.

Section 5.2 Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, and at the request of Required Lenders, shall exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the other Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement or and other control agreement with any securities intermediary and take any action therein with respect to such Collateral; and

(iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable.

(b) The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d) Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain Swap Agreement Obligations outstanding, the Required Secured Parties may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Agreement Obligations pursuant to the terms of the Swap Agreement.

(f) Notwithstanding the foregoing, neither the Administrative Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

Section 5.3 Grantor’s Obligations Upon Event of Default. Upon the request of the Administrative Agent after the occurrence of an Event of Default, each Grantor will:

(a) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at such Grantor’s premises or elsewhere;

(b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c) at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Administrative Agent and each Lender, at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

Section 5.4 Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any intellectual property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

Section 6.1 Account Verification. If Aggregate Availability is less than $90,000,000, the Administrative Agent may at any time, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

Section 6.2 Authorization for Administrative Agent to Take Certain Action.

(a) Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative

Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s reasonable discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to, at any time during the continuation of an Event of Default, endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) [reserved], (v) at any time during a Cash Dominion Period, to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Section 7.3, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are Permitted Encumbrances), (vii) to contact Account Debtors for any reason if Aggregate Availability is less than $90,000,000, (viii) at any time during the continuation of an Event of Default, to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) at any time during the continuation of an Event of Default, to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) at any time during the continuation of an Event of Default, to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) at any time during the continuation of an Event of Default, to settle, adjust, compromise, extend or renew the Receivables, (xii) at any time during the continuation of an Event of Default, to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) at any time during the continuation of an Event of Default, to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) at any time during the continuation of an Event of Default, to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvi) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b) All acts of said attorney or designee pursuant to and in accordance with Section 6.2(a) are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.

ARTICLE VII

COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS

Section 7.1 Collection of Receivables.

(a) On or before the Closing Date, each Grantor shall (a) execute and deliver to the Administrative Agent Deposit Account Control Agreements for each Deposit Account maintained by such Grantor into which all cash, checks or other similar payments relating to or constituting payments made in respect of Receivables will be deposited (each, a “Collateral Deposit Account”), which Collateral Deposit Accounts are identified as such on Exhibit B, and (b) establish lock box service (the “Lock Boxes”) with the bank(s) set forth in Exhibit B, which Lock Boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise reasonably acceptable to the Administrative Agent and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to the Collection Account (each, a “Lock Box Agreement”). After the Closing Date, each Grantor will comply with the terms of Section 7.2.

(b) Each Grantor shall direct all of its Account Debtors to forward payments directly to Lock Boxes subject to Lock Box Agreements. The Administrative Agent shall have sole access to the Lock Boxes at all times and each Grantor shall take all actions necessary to grant the Administrative Agent such sole access. At no time shall any Grantor remove any item from a Lock Box or a Collateral Deposit Account without the Administrative Agent’s prior written consent. If any Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement after notice from the Administrative Agent, the Administrative Agent shall, notwithstanding the language set forth in Section 6.2(b) be entitled to make such notification directly to such Account Debtor. If notwithstanding the foregoing instructions, any Grantor receives any proceeds of any Receivables, such Grantor shall receive such payments as the Administrative Agent’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by it to a Collateral Deposit Account. All funds deposited into any Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account will be swept on a daily basis into a collection account maintained by such Grantor with the Administrative Agent (the “Collection Account”). The Administrative Agent shall hold and apply funds received into the Collection Account as provided by the terms of Section 7.3.

Section 7.2 Covenant Regarding New Deposit Accounts; Lock Boxes. Before opening or replacing any Collateral Deposit Account or other Deposit Account (other than Excluded Accounts), or establishing a new Lock Box, each Grantor shall (a) obtain the Administrative Agent’s consent in writing to the opening of such Collateral Deposit Account or other Deposit Account (other than Excluded Accounts) or establishing of such Lock Box, and (b) cause each bank or financial institution in which it seeks to open (i) a Collateral Deposit Account or other Deposit Account (other than Excluded Accounts), to enter into a Deposit Account Control Agreement with the Administrative Agent in order to give the Administrative Agent Control of such Collateral Deposit Account or other Deposit Account and provide for a daily sweep into the Collection Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Administrative Agent in order to give the Administrative Agent Control of the Lock Box and provide for a daily sweep into the Collection Account. In the case of Deposit Accounts or Lock Boxes maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

Section 7.3 Application of Proceeds; Deficiency. All amounts deposited in the Collection Account shall, during any Cash Dominion Period, be deemed received by the Administrative Agent in accordance with Section 2.18 of the Credit Agreement and shall, after having been credited to the Collection Account, be applied (and allocated) by Administrative Agent in accordance with Section 2.10(b) of the Credit Agreement; provided that, so long as no Cash Dominion Period is then in effect, collections which are received into the Collection Account shall be deposited into the Borrower’s Funding Account rather than being used to reduce amounts owing under the Credit Agreement. During any Cash Dominion Period, the Administrative Agent shall require all other cash proceeds of the Collateral, which are not required to be applied to the Obligations pursuant to Section 2.11 of the Credit Agreement, to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations. During any Cash Dominion Period, no Grantor shall have any control whatsoever over said cash collateral account. During any Cash Dominion Period, any such proceeds of the Collateral shall be applied in the order set forth in Section 2.18 of the Credit Agreement unless a court of competent jurisdiction shall otherwise direct, and the balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Administrative Agent into such

Grantor’s general operating account with the Administrative Agent. The Grantors shall remain liable, jointly and severally, for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Administrative Agent or any other Secured Party to collect such deficiency.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Waivers. To the fullest extent permitted by applicable law, each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

Section 8.2 Limitation on Administrative Agent’s and Other Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

Section 8.3 Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

Section 8.4 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, at any time during the continuation of an Event of Default, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

Section 8.5 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.15, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the other Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

Section 8.6 Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Administrative Agent or the other Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Secured Parties.

Section 8.7 No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any other Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the other Secured Parties until the Secured Obligations have been paid in full.

Section 8.8 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

Section 8.9 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), all as though such payment or performance had not been made. In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff), is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 8.10 Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.

Section 8.11 Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

Section 8.12 Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall reimburse the Administrative Agent for any and all reasonable and documented out-of-pocket expenses (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

Section 8.13 Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

Section 8.14 Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit has been delivered to the Administrative Agent as required by the Credit Agreement) other than contingent indemnification obligations as to which no claim has been made and no commitments of the Administrative Agent or the other Secured Parties which would give rise to any Secured Obligations are outstanding.

Section 8.15 Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

Section 8.16 CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

Section 8.17 CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY

LENDER TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

Section 8.18 WAIVER OF JURY TRIAL. EACH GRANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Section 8.19 Indemnity. Each Grantor hereby agrees to indemnify the Administrative Agent and the other Secured Parties, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, fees, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any other Secured Party is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the other Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the other Secured Parties or any Grantor, and any claim for Patent, Trademark or Copyright infringement) in each case in accordance with Section 9.03 of the Credit Agreement.

Section 8.20 Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

ARTICLE IX

NOTICES

Section 9.1 Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 9.01 of the Credit Agreement.

Section 9.2 Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X

THE ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the other Secured Parties hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

ALERIS INTERNATIONAL, INC., a Delaware corporation, as a Domestic Borrower

By:	/s/ Eric M. Rychel
Name:	Eric M. Rychel
Title:	EVP, CFO & Treasurer

ALERIS ROLLED PRODUCTS, INC., a Delaware Corporation, as a Domestic Borrower

By:	/s/ Sean M. Stack
Name:	Sean M. Stack
Title:	President

ALERIS ROLLED PRODUCTS, LLC, a Delaware limited liability company, as a Domestic Borrower

By:	/s/ Sean M. Stack
Name:	Sean M. Stack
Title:	President

ALERIS ROLLED PRODUCTS SALES CORPORATION, a Delaware corporation, as a Domestic Borrower

By:	/s/ Sean M. Stack
Name:	Sean M. Stack
Title:	President

IMCO RECYCLING OF OHIO, LLC, a Delaware limited liability company, as a Domestic Borrower

By:	/s/ Sean M. Stack
Name:	Sean M. Stack
Title:	President

Signature Page to Pledge and Security Agreement

ALERIS OHIO MANAGEMENT, INC., a Delaware corporation, as a Domestic Borrower

By:	/s/ Sean M. Stack
Name:	Sean M. Stack
Title:	President

NICHOLS ALUMINUM, LLC, a Delaware limited liability company, as a Domestic Borrower

By:	/s/ Sean M. Stack
Name:	Sean M. Stack
Title:	President

Signature Page to Pledge and Security Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Mac A. Banas
Name:	Mac A. Banas
Title:	Authorized Officer

Signature Page to Pledge and Security Agreement

EXHIBIT A*

(See Sections 3.2, 3.3, 3.4, 3.9 and 9.1 of Security Agreement)

NOTICE ADDRESS FOR ALL GRANTORS

c/o

Attention:
Facsimile:

INFORMATION AND COLLATERAL LOCATIONS OF {Insert name of applicable Grantor}

I.	Name of Grantor:

II.	State of Incorporation or Organization:

III.	Type of Entity:

IV.	Organizational Number assigned by State of Incorporation or Organization:

V.	Federal Identification Number:

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Attention:

VII.	Locations of Collateral:

(a) Properties Owned by the Grantor:

(b) Properties Leased by the Grantor (Include Landlord’s Name):

(c) Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

* Note: Pursuant to Item 601 of Regulation S-K, exhibits, schedules and certain annexes to have been omitted; exhibits, schedules and annexes will be supplementally provided to the SEC upon request.

A-1

INFORMATION AND COLLATERAL LOCATIONS OF

[Insert name of applicable Grantor]

I.	Name of Grantor:

II.	State of Incorporation or Organization:

III.	Type of Entity:

IV.	Organizational Number assigned by State of Incorporation or Organization:

V.	Federal Identification Number:

VI.	Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Attention:

VII.	Locations of Collateral:

(a) Properties Owned by the Grantor:

(b) Properties Leased by the Grantor (Include Landlord’s Name):

(c) Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

[NOTE: ADD ADDITIONAL INFORMATION PAGE FOR EACH GRANTOR]

A-2

EXHIBIT B

(See Sections 3.5 and 7.1 of Security Agreement)

DEPOSIT ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Check here if Deposit Account is a Collateral Deposit Account	Description of Deposit Account if not a Collateral Deposit Account

LOCK BOXES

Name of Grantor	Name of Institution	Lock Box Number

B-1

EXHIBIT C

(See Section 3.7 of Security Agreement)

LETTER OF CREDIT RIGHTS

CHATTEL PAPER

C-1

EXHIBIT F

(See Section 3.1 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

H-1

EXHIBIT G

(See Section 4.4 and 4.8 of Security Agreement)

AMENDMENT

This Amendment, dated                     ,      is delivered pursuant to Section 4.4 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain Pledge and Security Agreement, dated June 15, 2015, between the undersigned, as the Grantors, and JPMorgan Chase Bank, N.A., as the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Security Agreement”).

By:
Name:
Title:

ANNEX I TO PLEDGE AND SECURITY AGREEMENT

Reference is hereby made to the Pledge and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of June 15, 2015 by and among ALERIS INTERNATIONAL, INC., a Delaware corporation (the “Company”), ALERIS ROLLED PRODUCTS, INC., a Delaware Corporation, ALERIS ROLLED PRODUCTS, LLC, a Delaware limited liability company, ALERIS ROLLED PRODUCTS SALES CORPORATION, a Delaware corporation, IMCO RECYCLING OF OHIO, LLC, a Delaware limited liability company, ALERIS OHIO MANAGEMENT, INC., a Delaware corporation, NICHOLS ALUMINUM, LLC, a Delaware limited liability company (collectively the “Domestic Borrowers”), and certain other entities which become parties to the Security Agreement from time to time, including, without limitation, those that become party thereto by executing a Security Agreement Supplement in substantially the form hereof (such parties, including the undersigned, together with the Domestic Borrowers, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), for the benefit of the Secured Parties under the Credit Agreement. Each capitalized terms used herein and not defined herein shall have the meanings given to it in the Security Agreement.

By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [                    ] [corporation] [partnership] [limited liability company] (the “New Grantor”) agrees to become, and does hereby become, a Grantor under the Security Agreement and agrees to be bound by such Security Agreement as if originally a party thereto. The New Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of the New Grantor’s right, title and interest in and to the Collateral, whether now owned or hereafter acquired, to secure the prompt and complete payment and performance of the Secured Obligations.

By its execution below, the New Grantor represents and warrants as to itself that all of the representations and warranties contained in the Security Agreement are true and correct in all respects as of the date hereof. The New Grantor represents and warrants that the supplements to the Exhibits to the Security Agreement attached hereto are true and correct in all respects and such supplements set forth all information required to be scheduled under the Security Agreement. The New Grantor shall take all steps necessary to perfect, in favor of the Administrative Agent, a first-priority security interest in and lien against the New Grantor’s Collateral, including, without limitation, delivering all Collateral required to be delivered under the Security Agreement.

IN WITNESS WHEREOF, [NAME OF NEW GRANTOR], a [                    ] [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Security Agreement as of this      day of             ,         .

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Signature Page to Pledge and Security Agreement